UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2017

HC2 HOLDINGS, INC.

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor
New York, NY 10022
(Address of principal executive offices)

(212) 235-2690
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
On November 6, 2017, Continental General Insurance Company (“CGI”), an indirect subsidiary of HC2 Holdings, Inc. (the “Company”), entered into a Stock Purchase Agreement (the “SPA”) with Humana, Inc., a public company incorporated in Delaware (“Humana”). Pursuant to the SPA, CGI agreed to acquire Kanawha Insurance Company (“KIC”), Humana’s long-term care insurance subsidiary (the “Transaction”). The obligation of each party to consummate the Transaction is subject to customary closing conditions, including, among others, Humana furnishing certain audited financial statements of the business to be acquired, receipt of regulatory approvals by the South Carolina and Texas insurance departments, customary conditions relating to the accuracy of the other party’s representations and warranties (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the SPA.
As consideration for the Transaction, (a) CGI agreed to pay $10,000 to Humana for all outstanding KIC shares, and (b) Humana agreed to make a capital contribution of $203,000,000 to KIC prior to the closing of the Transaction, subject to adjustment based on operating results from June 30, 2017 through the closing date of the SPA and adjustments resulting from the termination or amendment of certain material contracts.
Pursuant to the SPA, each party has certain rights to damages or indemnification in connection with breaches of certain representations, warranties and covenants given by the other party. The SPA includes, among other things, thresholds establishing the minimum amount of certain losses that must be incurred before damages may be claimed and caps with respect the maximum amount for certain payment obligations.
In order to provide for transitional services between the parties after the closing of the Transaction, Humana and KIC agreed to enter into a Transition Services Agreement upon the closing pursuant to which Humana will provide certain transitional services to KIC for a period of time following the closing date. In connection with the Transaction, KIC and an affiliate of Humana will enter into a Coinsurance Agreement pursuant to which Humana Insurance Company, a Humana affiliate, will reinsure certain business from KIC.
The foregoing information is a summary of the Transaction and, as such, is not complete, and is qualified in its entirety by reference to the full text of the SPA, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1. Investors should review the SPA for a complete understanding of the terms and conditions associated with the Transaction.
The SPA has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties thereto or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the SPA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the SPA and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Information concerning the subject matter of representations and warranties may change after the date of the SPA, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Forward Looking Statements
This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements.  Actual results, events or developments may differ materially from those anticipated or discussed in any forward-looking statement.  These statements are subject to risks, uncertainties and other factors, as discussed further in the press release attached hereto as Exhibit 99.1.
Item 7.01    Regulation FD Disclosure
On November 6, 2017, the Company issued a press release entitled “HC2 Portfolio Company Continental General Insurance to Acquire Humana’s Long-Term Care Insurance Business.” A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Item No.	Description
2.1	Stock Purchase Agreement, dated as of November 6, 2017, by and between Humana, Inc. and Continental General Insurance Company.*
99.1	Press Release dated November 6, 2017, titled "HC2 Portfolio Company Continental General Insurance to Acquire Humana's Long-Term Care Insurance Business".
Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in a filing.

*
Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule and/or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc.

November 6, 2017	By:	/s/ Michael J. Sena

Name: Michael J. Sena
Title: Chief Financial Officer